Exhibit 5

Jeffery B. Erb

Vice President, Chief Corporate Counsel and Corporate Secretary of

Berkshire Hathaway Energy Company

1615 Locust Street

Des Moines, IA, 50309-3037

503.813.5372 direct

503.813.6438 fax

Jeffery.Erb@brkenergy.com

January 9, 2026

Berkshire Hathaway Energy Company

1615 Locust Street

Des Moines, Iowa 50309-3037

Ladies and Gentlemen:

I am the Vice President, Chief Corporate Counsel and Corporate Secretary of Berkshire Hathaway Energy Company, an Iowa corporation (the “Company”), am an attorney authorized to practice law in the State of Iowa and have acted as counsel to the Company in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission on or about January 9, 2026, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), by the Company of an aggregate of $100,000,000 of the Company’s Deferred Compensation Obligations (the “Obligations”), issuable under the Berkshire Hathaway Energy Company Long-Term Incentive Partnership Plan, as amended and restated December 1, 2024 (the “LTIP Plan”), and the Berkshire Hathaway Energy Company Executive Voluntary Deferred Compensation Plan, as amended and restated effective as of January 1, 2026 (the “Executive Plan” and, collectively with the LTIP Plan, the “Plans”).

In arriving at the opinions expressed below, I have examined originals, or copies certified or otherwise identified to my satisfaction as being true and complete copies of the originals, of such documents, corporate records, certificates of officers of the Company and of public officials and other instruments as I have deemed necessary or advisable to enable me to render these opinions. In my examination, I have assumed, without independent investigation, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies. As to any facts material to these opinions, I have relied to the extent I deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

Based on the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, I am of the opinion that the Obligations have been duly authorized for issuance by the Company by all necessary corporate or other action and, when issued in accordance with the terms of the applicable Plan, will be legal, valid and binding obligations of the Company.

I render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Iowa. This opinion is limited to the effect of the current state of the laws of the State of Iowa and the facts as they currently exist. I assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

The opinions above are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

I consent to the filing of this opinion as an exhibit to the Registration Statement. In giving these consents, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jeffery B. Erb

Jeffery B. Erb

Vice President, Chief Corporate Counsel and Corporate Secretary

of Berkshire Hathaway Energy Company